Exhibit 99.1

News Release

RSP Permian, Inc Announces Timing of First Quarter 2014

Financial Results and Conference Call

Dallas, Texas — May 2, 2014 — RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) today announced that it will release its first quarter 2014 results before the New York Stock Exchange opens on Tuesday, May 13, 2014.  This release will be followed by a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss RSP Permian’s first quarter 2014 results.  Hosting the call will be Steven Gray, Chief Executive Officer, Zane Arrott, Chief Operating Officer, and Scott McNeill, Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13581256.  The replay will be available until May 27, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RSP Permian’s website at www.rsppermian.com in the Investor Relations section. A replay of the webcast will also be available for approximately 30 days following the call.

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of our acreage is located on large, contiguous acreage blocks in the core of the Midland Basin, a sub-basin of the Permian Basin, primarily in the adjacent counties of Midland, Martin, Andrews, Dawson, and Ector.  The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP”.  For more information, visit www.rsppermian.com.

Investor Contacts:

Scott McNeill

Chief Financial Officer

214-252-2700

Investor Relations:

IR@rsppermian.com

214-252-2790

Source: RSP Permian, Inc.